Exhibit 99.4

CONVERGEONE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INTRODUCTION AND BASIS OF PRO FORMA PRESENTATION

On February 22, 2018, C1 Investment Corp. (“C1”) and Forum Merger Corporation (“Forum”) announced the consummation of the transactions contemplated by the Agreement and Plan of Merger (as described below) (the “Business Combination”). In connection with the closing of the Business Combination, the registrant changed its name from Forum Merger Corporation to ConvergeOne Holdings, Inc. (“ConvergeOne”)

On December 15, 2017, C1 acquired all of the outstanding stock of AOS, Inc. (“AOS”) and on August 16, 2017, C1 acquired all of the outstanding stock of SPS Holdco, LLC (“SPS”) (the “Acquisitions”) for a combined purchase price of $116,984 funded by borrowings under C1’s financing facilities (the “Borrowings”).

References to “Pro Forma Transactions” include the Business Combination, Acquisitions and Borrowings. Refer to Forum Merger Corporation Form S-4 filed with the Securities and Exchange Commission on February 1, 2018.

Agreement and Plan of Merger

On November 30, 2017, Forum entered into an Agreement and Plan of Merger (“Merger Agreement”), by and among Forum, FMC Merger Subsidiary Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of Forum (the “Merger Sub I”), FMC Merger Subsidiary LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of Forum (the “Merger Sub II”), C1, and Clearlake Capital Management III, L.P., in the capacity as the Seller Representative.

The Agreement provides for a two-step merger: (1) the merger of Merger Sub I with and into C1, with C1 continuing as the surviving corporation (the “Surviving Subsidiary”) and as a wholly-owned subsidiary of Forum (the “First Merger”) and (2) the merger of the Surviving Subsidiary of the First Merger with and into Merger Sub II, ceasing the separate existence of the Surviving Subsidiary (the “Second Merger” and together with the First Merger, the “Business Combination”). Merger Sub II will continue as the surviving entity in the Second Merger, and Merger Sub II, continuing as the surviving entity, shall then be referred to as the Surviving Entity (the “Surviving Entity” and, together with Forum, the “Combined Entity”).

Description of the Merger

Pursuant to the Merger Agreement, the aggregate consideration paid in the Business Combination is equal to an amount equal to (i) the Enterprise Value, as defined in the Merger Agreement, minus (ii) the Closing Net Indebtedness, as defined in the Merger Agreement, (the “Merger Consideration”) plus the contingent right to receive additional consideration based on the performance of the combined company, during the calendar years 2018, 2019 and 2020 (the “Earnout Consideration,” which together with the Merger Consideration, the “Total Consideration”). The Merger Consideration was paid in the form of: (i) cash from Forum and/or the Target Companies in an amount equal to (A) the total cash and cash equivalents of Forum, including funds from the PIPE Investment and Backstop Investment and the remaining funds in the Trust Account, after giving effect to the completion of the Redemption (the “Forum Cash”), plus (B) the Closing Cash, as defined in the Merger Agreement, minus (C) $25,000; and (ii) a number of Forum Common Stock, valued at the Redemption Price, as defined in the Merger Agreement, per share, equal to the Merger Consideration less $25,000.

In connection with the Business Combination, Forum entered into Subscription Agreements with investors to purchase 17,959,375 shares of Class A Common Stock for an amount of $143,675.

The PIPE Investment was predicated on (i) the Sponsor’s agreement to cancel 1,078,125 Founders Shares immediately upon the Closing of the Business Combination; (ii) the Sponsor’s agreement to subject 2,156,250 Founders Shares to forfeiture in the event the earnout provisions of the Merger Agreement are not met by the Combined Entity; and (iii) C1’s agreement to reduce the Merger Consideration by 499,752 shares of Common Stock. In the aggregate, the expected beneficial ownership of the Sponsor and the C1 Securityholders at the Closing was reduced by 3,734,127 shares of Common Stock at an assumed value of $10.10 per share to incentivize the prospective investors to commit to the PIPE Investment. The result was the issuance of 14,225,248 incremental shares to the investors in the PIPE Investment for an aggregate purchase price of $143,675 (and an aggregate issuance of 17,959,375 shares to the investors in the PIPE Investment).

INTRODUCTION AND BASIS OF PRO FORMA PRESENTATION (Continued)

Accounting for the Merger

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Forum will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on C1 Securityholders expecting to have a majority of the voting power of the combined company, C1 comprising the ongoing operations of the combined entity, C1 comprising a majority of the governing body of the combined company, and C1’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of C1 issuing stock for the net assets of Forum, accompanied by a recapitalization. The net assets of Forum will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of C1.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Pro Forma Transactions, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Pro Forma Transactions.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2017 combines the unaudited historical consolidated balance sheet of C1 as of September 30, 2017 with the unaudited historical condensed consolidated balance sheet of Forum as of September 30, 2017, giving effect to the Business Combination as if it had been consummated as of that date. In addition, the unaudited pro forma condensed combined balance sheet as of September 30, 2017 is presented as if the acquisition of AOS and the $60,000 of the Borrowings occurred on September 30, 2017. The SPS purchase price and the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition is included in C1’s financial statements since the date of acquisition.

The following unaudited pro forma condensed combined income statement for the nine months ended September 30, 2017 combines the unaudited historical consolidated statement of income of C1 for the nine months ended September 30, 2017 with the unaudited historical condensed consolidated statement of operations of Forum for the nine months ended September 30, 2017, giving effect to the Business Combination as if it had occurred as of the beginning of the earliest period presented. In addition, the unaudited pro forma combined statements of income for the nine months ended September 30, 2017 are presented as if the acquisitions of AOS and SPS, and the Borrowings had taken place as of the beginning of the earliest period presented.

The following unaudited pro forma condensed combined income statement for the year ended December 31, 2016 combines the audited historical statement of income of C1 for the year ended December 31, 2016 with the audited historical statement of operations of Forum for the period from November 17, 2016 (inception) through December 31, 2016, giving effect to the Business Combination as if it had occurred as of the beginning of the earliest period presented. In addition, the unaudited pro forma combined statements of income for the year ended December 31, 2016 are presented as if the acquisitions of AOS and SPS, and the Borrowings had taken place as of the beginning of the earliest period presented.

The Acquisitions have been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total purchase price presented in the accompanying unaudited pro forma combined financial statements was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. For the purposes of these illustrative pro forma combined financial statements, the entire Borrowings and the related interest expense, using current interest rates, were included in the pro forma adjustments.

The unaudited pro forma combined financial information is based on estimates and assumptions which have been made solely for purposes of developing such pro forma information.

INTRODUCTION AND BASIS OF PRO FORMA PRESENTATION (Continued)

The unaudited pro forma combined financial statements are presented for illustrative purposes only and, therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the Pro Forma Transactions occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future. In conjunction with the acquisitions of AOS and SPS future restructuring expenses and transaction costs may be incurred that are not included in these pro forma combined financial statements. Additionally, debt balances may be paid down faster than the stated terms, which would reduce interest expense from the amounts included in the pro forma adjustments. C1 and Forum have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 47,124,494 shares of Common Stock issued to C1 Securityholders.

As a result of the Business Combination, C1 owns approximately 68.2% of Forum Common Stock to be outstanding immediately after the Business Combination, Forum stockholders owns approximately 5.8% of Forum Common Stock and the PIPE investors own approximately 26.0% of Forum Common Stock, based on the number of shares of Forum Common Stock outstanding as of September 30, 2017 (in each case, not giving effect to any shares issuable to them upon exercise of warrants).

The historical financial information of C1 was derived from the unaudited consolidated financial statements of C1 for the nine months ended September 30, 2017 and the audited consolidated financial statements of C1 for the year ended December 31, 2016, included in the Forum Merger Corporation Form S-4 filed with the Securities and Exchange Commission on February 1, 2018. The historical financial information of Forum was derived from the unaudited condensed financial statements of Forum for the nine months ended September 30, 2017 and the audited financial statements of Forum for the period from November 17, 2016 (inception) through December 31, 2016, included in the Forum Merger Corporation Form S-4 filed with the Securities and Exchange Commission on February 1, 2018. The historical financial information of SPS was derived from the unaudited consolidated financial statements of SPS for the six months ended June 30, 2017 and the audited consolidated financial statements of SPS for the year ended December 31, 2016, included in Exhibit 99.1, to this Form 8-K plus activity for the period from July 1, 2017 to August 15, 2017. SPS results from the date of acquisition to September 30, 2017 are included in C1’s financial statements for the nine months ended September 31, 2017. The historical financial information of AOS was derived from the unaudited consolidated financial statements of AOS as of and for the nine months ended October 1, 2017 and the audited consolidated financial statements for the year ended December 25, 2016, included in Exhibit 99.3 and 99.2, respectively, to this Form 8-K.

The unaudited pro forma combined financial statements, including the notes thereto, should be read together with C1’s and Forum’s audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of C1,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Forum,” and other financial information included in the Forum Merger Corporation Form S-4 filed with the Securities and Exchange Commission on February 1, 2018 as well as SPS’s audited and unaudited consolidated financial statements included in Exhibit 99.1, to this Form 8-K and AOS’s audited and unaudited consolidated financial statements included in Exhibit 99.2 and 99.3, respectively, to this Form 8-K.

CONVERGEONE HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2017

(in thousands, except per share data)

	(A) C1 Investment Corp.	(B) AOS, Inc.	Pro Forma Acquisition Adjustments		(C) Forum	Pro Forma Merger Adjustments		Pro Forma Combined
Assets
Current Assets
Cash	$7,683	$12,311	$(5,859	)(1)	$337	$174,965	(7)
			(251	)(2)		(30,000	)(8)
			(585	)(3)		(2	)(10)
						(175,162	)(11)
						131,675	(12)
						(170,574	)(13)
						1,805	(14)
						54,000	(16)	$343
Trade accounts receivable, less allowances	235,541	22,569	—		—	—		258,110
Other receivables	2,660	895	—		—	—		3,555
Inventories	23,101	1,001	—		—	—		24,102
Prepaid expenses and other current assets	9,851	528	—		78	—		10,457
Deferred customer support contract costs	23,044	—	—		—	—		23,044

Total current assets	301,880	37,304	(6,695)		415	(13,293)		319,611

Other Assets
Cash and marketable securities held in Trust Account	—	—	—		174,965	(174,965	)(7)	—
Goodwill	308,893	2,665	35,255	(4)	—	—		346,813
Finite-life intangibles, net	148,955	461	21,689	(5)	—	—		171,105
Property and equipment, net	41,830	1,566	—		—	—		43,396
Other	—	150	—		—	—		150
Deferred customer support contract costs, noncurrent	800	—	—		—	—		800
Deferred offering costs	2,618	—	—		—	(2,618	)(9)	—
Non-current assets - discontinued ops	—	20	—		—	—		20

Total other assets	503,096	4,862	56,944		174,965	(177,583)		562,284

Total assets	$804,976	$42,166	$50,249		$175,380	$(190,876)		$881,895

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Current maturities of term debt	$5,050	$—	$600	(1)	$—	$—		$5,650
Advances from related parties	—	—	—		2	(2	)(10)	—
Accounts payable	142,007	17,112	—		53	—		159,172
Customer deposits	19,316	—	—		—	—		19,316
Accrued compensation	17,281	4,246	—		—	—		21,527
Accrued other	17,107	1,126	8,000	(1)	—	—		26,233
Income tax payable	—	—	—		169	—		169
Deferred revenue	49,525	1,818	—		—	—		51,343

Total current liabilities	250,286	24,302	8,600		224	(2)		283,410

Long-Term Liabilities
Long term debt, net of debt issuance costs and current maturities	514,503	—	59,400	(1)	—	54,000	(16)
			(251	)(2)				627,652
Deferred income taxes	33,850	—	—		—	—		33,850
Long term income tax payable	1,846	—	—		—	—		1,846
Deferred revenue and other long-term liabilities	4,780	949	—		—	—		5,729

Total long-term liabilities	554,979	949	59,149		—	54,000		669,077

Commitments and Contingencies
Common stock subject to redemption	—	—	—		170,156	(170,156	)(11)	—

Stockholders’ Equity (Deficit)
Common stock	10	1	(1	)(6)	1	1	(12)
						(5	)(13)	7
Subscription receivable from related party	(1,805)	—	—		—	1,805	(14)
						(12,000	)(12)	(12,000)
Additional paid-in capital	12,693	9,905	(9,905	)(6)	4,666	(4,000	)(8)
						(5,006	)(11)
						143,674	(12)
						(170,236	)(13)
						3,570	(15)
						14,639	(17)	—
Retained earnings (accumulated deficit)	(11,187)	7,009	(585	)(3)	333	(26,000	)(8)
						(2,618	)(9)
			(7,009	)(6)		(333	)(13)
						(3,570	)(15)
						(14,639	)(17)	(58,599)

Total stockholders’ equity (deficit)	(289)	16,915	(17,500)		5,000	(74,718)		(70,592)

Total liabilities and stockholders’ equity (deficit)	$804,976	$42,166	$50,249		$175,380	$(190,876)		$881,895

See accompanying notes to unaudited pro forma combined financial statements.

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet (in thousands)

(A)	As reported in C1 Investment Corp.’s financial statements for the nine months ended September 31, 2017, as included in the Forum Merger Corporation Form S-4 filed with the Securities and Exchange Commission on February 1, 2018. The SPS purchase price and the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (August 16, 2017) is included in C1’s financial statements for the nine months ended September 31, 2017.

(B)	Derived from the unaudited consolidated financial statements AOS, Inc. as of and for the nine month period ended October 1, 2017, as included in Exhibit 99.3 to this Form 8-K.

(C)	Derived from the unaudited condensed balance sheet of Forum as of September 30, 2017, as included in the Forum Merger Corporation Form S-4 filed with the Securities and Exchange Commission on February 1, 2018.

Pro Forma AOS Acquisition Adjustments

(1)	To record the use of cash and the increase in borrowings to be used to fund the purchase price of AOS. Immediately prior to the acquisition of AOS by C1, AOS recorded a liability to the former owners for a distribution of equity in the amount of $8,000.

(2)	To record estimated deferred financing fees of approximately $251 as a reduction of the debt balance and a decrease in cash and cash equivalents as of September 30, 2017.

(3)	To record estimated direct, incremental transaction costs of approximately $585 which are not yet reflected in the historical financial statements of either C1 or AOS as a decrease in cash and a decrease in retained earnings as of September 30, 2017.

(4)	To eliminate AOS’s historical goodwill and record the goodwill resulting from the acquisition of AOS.

(5)	To eliminate AOS’s historical identifiable intangibles and record the identifiable intangibles resulting from the acquisition of AOS.

(6)	To eliminate AOS’s historical stockholders’ equity accounts.

Pro Forma Merger Adjustments

(7)	To reflect the release of cash from investments held in the trust account.

(8)	To reflect the payment of estimated legal, financial advisory and other professional fees related to the Business Combination, assumes that $4,000 of those fees are related to the capital raised and therefor offset equity raised.

(9)	To expense transaction related deferred offering costs of C1.

(10)	To record repayment of advances from related parties.

(11)	To reflect the redemption of 16,940,909 shares for cash of $175,162 after giving effects to payments to redeeming stockholders based on the consummation of the Business Combination.

(12)	To reflect the PIPE Investment issuance of 17,959,375 shares of Class A Common Stock for proceeds of $143,675. Of the total proceeds, $12,000 was deferred and is expected to be received within 30 days of the closing of the Business Combination.

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet (Continued)

(13)	To reflect recapitalization of C1 through the contribution of all the share capital in C1 to Forum, the payment of $170,574 of cash consideration and the issuance of 47,624,246 shares of Common Stock and the elimination of the historical accumulated deficit of Forum, the accounting acquiree.

(14)	To reflect the payment for C1’s subscriptions receivable.

(15)	To record a one-time stock-based compensation expense for options vested upon consummation of the Business Combination. C1 recorded post-combination compensation expense of $3,570 related to its decision to accelerate the unvested share-based awards of C1 in contemplation of the Merger. This amount is excluded from the unaudited pro forma condensed combined statements of operations because it is a charge directly attributable to the Merger that will not have a continuing impact on C1’s operations; however, the amount is reflected as a reduction to retained earnings in the unaudited pro forma balance sheet.

(16)	To record additional borrowings to fund the closing of the Business Combination.

(17)	To reclassify negative paid in capital to accumulated deficit.

CONVERGEONE HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2017

(in thousands, except per share data)

	(A) C1 Investment Corp.	(B) SPS Holdco, LLC.	(C) AOS, Inc.	Pro Forma Acquisition Adjustments		(D) Forum	Pro Forma Merger Adjustments		Pro Forma Combined
Total revenue	$619,700	$168,460	$133,214	$—		$—	—		$921,374
Total cost of revenue	437,697	121,222	99,450	—		—	—		658,369

Gross profit	182,003	47,238	33,764	—		—	—		263,005

Operating expenses	159,960	62,934	28,005	2,709	(1)	235	(646	)(6)
				(575	)(3)				252,622

Operating income (loss)	22,043	(15,696)	5,759	(2,134)		(235)	646		10,383

Other (income) expense
Interest income	(51)	(1)	—	—		(732)	732	(7)	(52)
Unrealized gain on marketable securities	—	—	—	—		(7)	7	(7)	—
Interest expense	41,553	4,960	1	4,798	(2)	—	—		51,312
Other expense, net	49	—	—	—		—	—		49

Interest expense and other, net	41,551	4,959	1	4,798		(739)	739		51,309

Income (loss) before income taxes	(19,508)	(20,655)	5,758	(6,932)		504	(93)		(40,926)

Income tax expense (benefit)	(6,323)	80	—	(7,155	)(4)	(169)	(757	)(8)	(14,324)

Net income (loss)	$(13,185)	$(20,735)	$5,758	$223		$673	$664		$(26,602)

Weighted average share outstanding, basic						4,864,925	63,636,744	(9)	68,501,669

Basic net income (loss) per share						$0.14			$(0.39)

Weighted average share outstanding, diluted						4,864,925	63,636,744	(9)	68,501,669

Diluted net income (loss) per share						$0.14			$(0.39)

See accompanying notes to unaudited pro forma combined financial statements.

CONVERGEONE HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2016

(in thousands, except per share data)

	(E) C1 Investment Corp.	(F) SPS Holdco, LLC.	(G) AOS, Inc.	Pro Forma Acquisition Adjustments		(H) Forum	Pro Forma Merger Adjustments		Pro Forma Combined
Total revenue	$815,609	$321,464	$177,347	$—		—	—		$1,314,420
Total cost of revenue	566,365	220,876	132,540	—		—	—		919,781

Gross profit	249,244	100,588	44,807	—		—	—		394,639

Operating expenses	202,742	97,816	41,075	1,364	(1)	2	(419	)(6)	342,580
Impairment of Goodwill	—	70,861	—	(70,861	)(5)				—

Total operating expenses	202,742	168,677	41,075	(69,250)		2	(419)		342,580

Operating income (loss)	46,502	(68,089)	3,732	69,250		(2)	419		52,059

Other (income) expense
Interest income	(11)	(29)	—	—		—	—		(40)
Interest expense	31,438	6,157	1	947	(2)	—	—		38,543
Other expense, net	10	—	—	—		—	—		10

Interest expense and other, net	31,437	6,128	1	947		—	—		38,513

Income (loss) before income taxes	15,065	(74,217)	3,731	68,550		(2)	419		13,546

Income tax expense (benefit)	6,716	167	—	(1,030	)(4)	—	(1,112	)(8)	4,741

Net income (loss) from continuing operations	8,349	(74,384)	3,731	69,580		(2)	1,531		8,805

Loss from discontinued operations	—	—	(3,235)	—		—	—		(3,235)

Net income (loss)	$8,349	$(74,384)	$496	$69,580		$(2)	$1,531		$5,570

Weighted average share outstanding, basic						3,750,000	65,303,335	(9)	69,053,335

Basic net income per share						$0.00			$0.08

Weighted average share outstanding, diluted						3,750,000	67,103,335	(9)	70,853,335

Diluted net income per share						$0.00			$0.08

See accompanying notes to unaudited pro forma combined financial statements.

Pro Forma Adjustments to the Unaudited Condensed Combined Income Statements (in thousands)

(A)	As reported in C1 Investment Corp.’s financial statements for the nine months ended September 31, 2017, as included in the Forum Merger Corporation Form S-4 filed with the Securities and Exchange Commission on February 1, 2018.

(B)	Derived from the consolidated financial statements SPS Holdco, LLC for the six month period ended June 30, 2017, as included in Exhibit 99.1 to this Form 8-K plus activity for the period from July 1, 2017 to August 15, 2017 (date of acquisition). SPS results from the date of acquisition to September 30, 2017 are included in C1’s financial statements for the nine months ended September 31, 2017.

(C)	Derived from the consolidated financial statements AOS, Inc. for the nine month period ended October 1, 2017, as included in Exhibit 99.3 to this Form 8-K.

(D)	Derived from the unaudited condensed statements of operations of Forum for the nine months ended September, 2017.

(E)	As reported in C1 Investment Corp.’s financial statements for the year ended December 31, 2016, as included in the Forum Merger Corporation Form S-4 filed with the Securities and Exchange Commission on February 1, 2018.

(F)	Derived from the consolidated financial statements SPS Holdco, LLC for the for the year ended December 31, 2016, as included in Exhibit 99.1 to this Form 8-K.

(G)	Derived from the consolidated financial statements AOS, Inc. for the year ended December 25, 2016, as included in Exhibit 99.2 to this Form 8-K.

(H)	Derived from the audited statements of operations of Forum for the period from November 17, 2016 (inception) through December 31, 2016.

Pro Forma SPS and AOS Acquisition Adjustments

(1)	To eliminate SPS’s and AOS’s historical amortization of identifiable intangibles and record the amortization of identifiable intangibles resulting from the acquisition of SPS and AOS.

(2)	To eliminate SPS’s and AOS’s historical interest expense and to record the increase in interest expense, which includes the amortization of the deferred financing fees. The interest expense is calculated based on the Term Loans interest rate of 6.09% and Revolving Loan Facility of 4.5% at September 30, 2017, resulting from the borrowings under C1 financing facilities to fund the purchase price. The impact on interest expense of a 1% change in interest rates would be approximately $878 and $1,170 for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively.

(3)	To eliminate transaction costs incurred in the nine months ended September 30, 2017 resulting from the acquisition of SPS.

(4)	To reflect the income tax effect of the pro forma adjustments and Acquisitions using C1’s historical effective rate of 44.6% for the year ended December 31, 2016 and 32.4% for the nine months ended September 30, 2017.

(5)	To reverse the impairment of goodwill recorded by SPS as a result of eliminating historical goodwill.

Pro Forma Adjustments to the Unaudited Condensed Combined Income Statements (Continued)

Pro Forma Merger Adjustments

(6)	Represents an adjustment to eliminate direct, incremental offering costs which are reflected in the historical financial statements C1 in the amount of $646 and $419 for the period ended September 30, 2017 and December 31 2016, respectively. There were no such amounts recorded for Forum for the period ended September 30, 2017 and December 31 2016.

(7)	Represents an adjustment to eliminate interest income and unrealized gain on marketable securities held in the trust account as of the beginning of the period.

(8)	To record normalized blended statutory income tax benefit rate of 35.0% for pro forma financial presentation purposes.

(9)	As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination and the PIPE have been outstanding for the entire period presented. Weighted average common shares outstanding—basic and dilute are calculated as follows:

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Weighted average shares calculation, basic
Forum weighted average public shares outstanding	4,864,925	3,750,000
Forum Sponsor shares	—	562,500
Forum public shares	—	17,250,000
Forum Sponsor private placement shares	—	622,500
Sponsor shares	—	172,500
Forum rights converted to shares	1,787,250	1,787,250
Forum shares cancelled and subject to forfeiture	(3,234,375)	(3,234,375)
Shares issued to PIPE investors	17,959,375	17,959,375
Forum shares issued in Business Combination	47,124,494	47,124,494

Weighted average shares outstanding	68,501,669	69,053,335

Percent of shares owned by C1 holders	68.8%	68.2%
Percent of shares owned by PIPE investors	26.2%	26.0%
Percent of shares owned by Forum	5.0%	5.7%

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Weighted average shares calculation, basic
Existing C1 holders	47,124,494	47,124,494
PIPE investors	17,959,375	17,959,375
Forum holders	3,417,800	3,969,466

Weighted average shares, basic and diluted	68,501,669	69,053,335

Pro Forma Adjustments to the Unaudited Condensed Combined Income Statements (Continued)

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Weighted average shares calculation, diluted
Forum holders	20,215,039	20,910,375
Forum shares issued in Business Combination	47,124,494	47,124,494
Shares issued to PIPE	17,959,375	17,959,375
Unit purchase options	—	1,800,000

Weighted average shares outstanding	68,501,669	70,853,335

Percent of shares owned by C1 holders	68.8%	66.5%
Percent of shares owned by PIPE investors	26.2%	25.3%
Percent of shares owned by Forum	5.0%	8.1%

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Weighted average shares calculation, diluted
Existing C1 holders	47,124,494	47,124,494
PIPE investors	17,959,375	17,959,375
Forum holders	3,417,800	5,769,466

Weighted average shares, basic and diluted	68,501,669	70,853,335

The computation of diluted loss per share for the nine months ended September 30, 2017 excludes the effect (1) 1,125,000 shares of Common Stock, warrants to purchase 562,500 shares of Common Stock and rights that convert into 112,500 shares of Common Stock in the UPO (as defined in the Forum Merger Corporation Form S-4 filed with the Securities and Exchange Commission on February 1, 2018) and (2) warrants to purchase 8,936,250 shares of common stock because the inclusion of any of these securities would be anti-dilutive.

The computation of diluted loss per share for the year ended December 31, 2016 excludes the effect warrants to purchase 8,936,250 shares of Common Stock because the inclusion of these securities would be anti-dilutive.

CONVERGEONE HOLDINGS, CORP.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. PRELIMINARY PURCHASE PRICE ALLOCATION

The following table summarizes the AOS purchase price and the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Purchase price paid as:
Borrowings under debt facilities		$65,859

Fair value of net assets acquired:
Current assets	$37,474
Customer relationships	19,300
Trademarks	1,350
Noncompetition agreements	1,500
Property and equipment	1,566
Current Liabilities	(32,302)
Other long-term libilities	(949)

Total fair values of net assets acquired		27,939

Excess purchase price over fair value of net assets acquired (“goodwill”)		$37,920

Under the acquisition method of accounting, the purchase price as shown in the table above is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over fair value of net assets acquired will be recorded as goodwill. The purchase price was preliminarily allocated using the information currently available, and we expect to adjust the preliminary purchase price allocation after obtaining more information regarding, among other things, asset valuations, liabilities assumed, restructuring activities and revisions of preliminary estimates. The purchase price allocation will be finalized within the measurement period, but not later than one year following the acquisition date.

The estimated values of current assets and liabilities were based upon their historical costs on the date of acquisition due to their short-term nature. Immediately prior to the acquisition of AOS by C1, AOS recorded a liability to the former owners for a distribution of equity in the amount of $8,000. This liability is included in current liabilities in the allocation of purchase price as a pro forma adjustment to the condensed combined balance sheet as of September 30, 2017 and in the table above. Property and equipment were preliminarily estimated based upon historical cost as management believes they most closely approximated fair value.

The identifiable intangibles resulting from the Acquisitions were amortized using the straight-line method over the following estimated useful lives:

Intangible Assets	Estimated Useful Life
Customer relationships	5 Years
Trademarks	2 Years
Non-compete agreements	2 Years

Goodwill of $37,920 represents the excess of the purchase price over the estimated fair value assigned to tangible and identifiable intangible assets acquired and liabilities assumed from AOS. Goodwill recognized is deductible for income tax purposes. In accordance with current accounting standards, goodwill is not amortized and will be tested for impairment annually in the fourth quarter of the fiscal year.

The SPS purchase price and the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition is included in C1 Investment Corp.’s financial statements for the nine months ended September 31, 2017 included in the Forum Merger Corporation Form S-4 for period ended September 30, 2017, filed with the Securities and Exchange Commission on February 1, 2018.

CONVERGEONE HOLDINGS, CORP.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (Continued)

2. BORROWINGS

In order to fund the acquisition of AOS, the C1 borrowed an additional $60,000 of term loans under an incremental amendment to its Term Loan Agreement in October, 2017. The loans are part of the same class of, and on the same terms as, the initial Term Loans. The Term Loans bear interest at 3.75% above the alternate base rate or 4.75% above the Eurodollar rate as described in the agreement. Borrowings under the Term Loans had an interest rate of 6.09% at September 30, 2017. Estimated deferred financing fees of $251- were capitalized in conjunction with the transaction as a reduction of the debt balance and will be amortized over 8 years to interest expense. The remaining purchase price was funded by borrowings under its revolving facility. Borrowings under the Revolver Agreement bear interest at rates ranging from 0.25% to 0.75% above the alternate base rate or from 1.25% to 1.75% above the Eurodollar rate. The interest rate on the Revolver Agreement was 4.5% at September 30, 2017.